EXCHANGE AND REGISTRATION RIGHTS AGREEMENT

Dated November 24, 2010

Radio One, Inc., a Delaware corporation (the “Issuer”), proposes to exchange: (i) for each $1,000 principal amount of its outstanding 8 7/8% Senior Subordinated Notes due 2011 (the “2011 Notes”) $1,000 in principal amount of its newly issued 12.5%/15.0% Senior Subordinated Notes due 2016 (the “Exchange Notes”); and (ii) for each $1,000 principal amount of its outstanding 6 3/8% Senior Subordinated Notes due 2013 (the “2013 Notes” and together with the 2011 Notes, the “Existing Notes”) $950 in principal amount of its Exchange Notes tendered for exchange by the holders of 2011 Notes and 2013 Notes (individually a “Participant,” and collectively the “Participants”) upon the terms set forth in the Amended Offering Memorandum (the “Amended Exchange Offer”).  As an inducement to the Participants to tender 2011 Notes and 2013 Notes in the Amended Exchange Offer, the Issuer and the Guarantors agree with the Participants for the benefit of holders (as defined herein) from time to time of the Registrable Securities (as defined herein) as follows:

1. Certain Definitions.  For purposes of this Exchange and Registration Rights Agreement (this “Agreement”), the following terms shall have the following respective meanings:

“Amended Offering Memorandum” shall mean the Issuer’s Amended and Restated Exchange Offer and Consent Solicitation Statement and Offering Memorandum, dated November 5, 2010.

“Base Interest” shall mean the interest that would otherwise accrue on the Securities under the terms thereof and the Indenture, without giving effect to the provisions of this Agreement.

The term “broker-dealer” shall mean any broker or dealer registered with the SEC under the Exchange Act.

“Business Day” shall have the meaning set forth in Rule 13e-4(a)(3) promulgated by the SEC under the Exchange Act, as the same may be amended or succeeded from time to time.

 “Closing Date” shall mean the date on which the Securities are initially issued.

“EDGAR System” shall mean the EDGAR filing system of the SEC and the rules and regulations pertaining thereto promulgated by the SEC in Regulation S-T under the Securities Act and the Exchange Act, in each case as the same may be amended or succeeded from time to time (and without regard to format).

“Effective Time,” in the case of (i) an Exchange Offer Registration, shall mean the time and date as of which the SEC declares the Exchange Offer Registration Statement effective or as of which the Exchange Offer Registration Statement otherwise becomes effective and (ii) a Shelf Registration, shall mean the time and date as of which the SEC declares the Shelf Registration Statement effective or as of which the Shelf Registration Statement otherwise becomes effective.

“Electing Holder” shall mean any holder of Registrable Securities that has returned a completed and signed Notice and Questionnaire to the Issuer in accordance with Section 3(d)(ii) or Section 3(d)(iii) and the instructions set forth in the Notice and Questionnaire.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder, as the same may be amended or succeeded from time to time.

“Exchange Offer” shall have the meaning assigned thereto in Section 2(a).

“Exchange Offer Registration” shall have the meaning assigned thereto in Section 3(c).

“Exchange Offer Registration Statement” shall have the meaning assigned thereto in Section 2(a).

“Exchange Securities” shall have the meaning assigned thereto in Section 2(a).

“Exchanging Dealer” shall mean a broker-dealer that holds Registrable Securities that were acquired for its own account as a result of market-making activities or other trading activities (other than Registrable Securities acquired directly from the Issuer or any of its affiliates) and that has agreed that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales during the Resale Period of the Exchange Securities received by it in the Exchange Offer.

“FINRA” shall mean Financial Industry Regulatory Authority, Inc.

“Guarantors” shall have the meaning assigned thereto in the Indenture.

The term “holder” shall mean each of the Participants and other persons who acquire Securities from time to time (including any successors or assigns), in each case for so long as such person owns any Securities.

“Indenture” shall mean the indenture governing the Securities, dated as of November 24, 2010, among the Issuer, the Guarantors, and Wilmington Trust Company, as trustee, as the same may be amended from time to time.

“Letter of Transmittal” shall mean a letter of transmittal with respect to the tender of 2011 Notes and/or 2013 Notes on the terms and in accordance with the provisions of the Amended Offering Memorandum.

“Notice and Questionnaire” shall mean a Notice of Registration Statement and Selling Securityholder Questionnaire substantially in the form of Exhibit A hereto.

The term “person” shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

 “Registrable Securities” shall mean the Securities; provided, however, that a Security shall cease to be a Registrable Security upon the earliest to occur of the following: (i) in the circumstances contemplated by Section 2(a), the Security has been exchanged for an Exchange Security in an Exchange Offer as contemplated in Section 2(a) and may be resold without restriction under state and federal securities laws (provided that, within the 180-day period referred to in Section 2(a), any Exchange Security that, pursuant to the last sentence of Section 2(a), is included in a prospectus for use in connection with resales by broker-dealers shall be deemed a Registrable Security with respect to Sections 5 and 8 until resale of such Security has been effected); (ii) in the circumstances contemplated by Section 2(b), a Shelf Registration Statement registering such Security under the Securities Act has been declared or becomes effective and such Security has been sold or otherwise transferred by the holder thereof pursuant to and in a manner contemplated by such effective Shelf Registration Statement; (iii)  the date upon which such Security is sold pursuant to Rule 144 under circumstances in which any legend borne by such Security relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed, or the restrictive CUSIP number is redesignated as non-restrictive by the Issuer or pursuant to the Indenture; or (iv) such Security shall cease to be outstanding.

“Registration Default” shall have the meaning assigned thereto in Section 2(c).

“Registration Default Period” shall have the meaning assigned thereto in Section 2(c).

“Registration Expenses” shall have the meaning assigned thereto in Section 4.

“Resale Period” shall have the meaning assigned thereto in Section 2(a).

“Restricted Holder” shall mean (i) a holder that is an affiliate of the Issuer within the meaning of Rule 405, (ii) a holder who acquires Exchange Securities outside the ordinary course of such holder’s business, (iii) a holder who has arrangements or understandings with any person to participate in the Exchange Offer for the purpose of distributing Exchange Securities and (iv) a holder that is a broker-dealer, but only with respect to Exchange Securities received by such broker-dealer pursuant to an Exchange Offer in exchange for Registrable Securities acquired by the broker-dealer directly from the Issuer.

“Rule 144,” “Rule 144A,” “Rule 405”, “Rule 415” and “Rule 433” shall mean, in each case, such rule promulgated by the SEC under the Securities Act (or any successor provision), as the same may be amended or succeeded from time to time.

“SEC” shall mean the United States Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

“Securities” shall mean, collectively, the $286,794,302 in aggregate principal amount of the Issuer’s 12.5%/15.0% Senior Subordinated Notes due 2016 to be issued to the Participants, and securities issued in respect thereof or in exchange therefor or in lieu thereof pursuant to the Indenture.  Each Security is entitled to the benefit of the guarantees provided by the Guarantors in the Indenture (collectively, the “Guarantees”) and, unless the context otherwise requires, any reference herein to a “Security,” an “Exchange Security” or a “Registrable Security” shall include a reference to the related Guarantees.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder, as the same may be amended or succeeded from time to time.

“Shelf Notice Deadline” shall have the meaning assigned thereto in Section 2(b).

“Shelf Registration” shall have the meaning assigned thereto in Section 2(b).

“Shelf Registration Statement” shall have the meaning assigned thereto in Section 2(b).

“Special Interest” shall have the meaning assigned thereto in Section 2(c).

“Suspension Period” shall have the meaning assigned thereto in Section 2(b).

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated by the SEC thereunder, as the same may be amended or succeeded from time to time.

“Trustee” shall mean Wilmington Trust Company, as trustee under the Indenture, together with any successors thereto in such capacity.

Unless the context otherwise requires, any reference herein to a “Section” or “clause” refers to a Section or clause, as the case may be, of this Agreement, and the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision.

2. Registration Under the Securities Act.

(a) Except as set forth in Section 2(b) below, the Issuer and the Guarantors agree to file under the Securities Act, no later than 90 days after the Closing Date, a registration statement relating to an offer to exchange (such registration statement, the “Exchange Offer Registration Statement”, and such offer, the “Exchange Offer”) any and all of the Securities for a like aggregate principal amount of debt securities issued by the Issuer and guaranteed by the Guarantors, which debt securities and guarantee are substantially identical to the Securities (and are entitled to the benefits of the Indenture), except that they have been issued in a transaction registered pursuant to an effective registration statement under the Securities Act and do not contain provisions for Special Interest contemplated in Section 2(c) below (such new debt securities and guarantee hereinafter called “Exchange Securities”).  The Issuer and the Guarantors agree to use their reasonable best efforts to cause the Exchange Offer Registration Statement to become effective under the Securities Act no later than 120 days after the Closing Date if such Registration Statement is not reviewed by the SEC or 270 days after the Closing Date if such Registration Statement is reviewed by the SEC.  The Exchange Offer will be registered under the Securities Act on the appropriate form and will comply with all applicable tender offer rules and regulations under the Exchange Act.  Unless the Exchange Offer would not be permitted by applicable law or SEC policy, the Issuer and the Guarantors further agree to use their reasonable best efforts to (i) commence the Exchange Offer promptly (but no later than 10 Business Days) following the Effective Time of the Exchange Offer Registration Statement, (ii) hold the Exchange Offer open for at least 20 Business Days in accordance with Regulation 14E promulgated by the SEC under the Exchange Act, (iii) complete the Exchange Offer within 45 days after the Effective Time of the Exchange Offer Registration Statement and (iv) exchange Exchange Securities for all Registrable Securities that have been properly tendered and not withdrawn promptly following the expiration of the Exchange Offer.  The Exchange Offer will be deemed to have been “completed” upon the Issuer having exchanged, pursuant to the Exchange Offer, Exchange Securities for all Registrable Securities that have been properly tendered and not withdrawn before the expiration of the Exchange Offer, which shall be on a date that is at least 20 Business Days following the commencement of the Exchange Offer.  The Issuer and the Guarantors agree (x) to include in the Exchange Offer Registration Statement a prospectus for use in any resales by any holder of Exchange Securities that is a broker-dealer and (y) to keep such Exchange Offer Registration Statement effective for a period (the “Resale Period”) beginning when Exchange Securities are first issued in the Exchange Offer and ending upon the earlier of the expiration of the 180th day after the Exchange Offer has been completed or such time as such broker-dealers no longer own any Registrable Securities.

(b) In the event that (i) the Issuer determines that the Exchange Offer Registration provided for in Section 2(a) above is not available or may not be consummated because it would violate applicable law or the applicable interpretations of the Staff of the SEC, (ii) the Exchange Offer is not for any other reason completed within 45 days after the Effective Time of the Exchange Offer Registration Statement or (iii) the Exchange Offer has been completed and, prior to the 20th Business Day following the completion of the Exchange Offer (the “Shelf Notice Deadline”), a holder of Registrable Securities notifies the Issuer that: (A) it is prohibited by law or SEC policy from participating in the Exchange Offer, (B) it may not resell the Exchange Securities to the public without delivering a prospectus and the prospectus supplement contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (C) it is a broker-dealer and owns Securities acquired directly from the Issuer or an affiliate of the Issuer, then the Issuer and the Guarantors shall, in lieu of (or, in the case of clause (iii), in addition to) conducting the Exchange Offer contemplated by Section 2(a), file under the Securities Act a “shelf” registration statement providing for the registration of, and the sale by the holders of, all of the Registrable Securities, pursuant to Rule 415 or any similar rule that may be adopted by the SEC (such filing, the “Shelf Registration” and such registration statement, the “Shelf Registration Statement”) as soon as reasonably practicable after such determination, date or notice.  The Issuer and the Guarantors agree to use their reasonable best efforts to cause the Shelf Registration Statement to become or be declared effective no later than 120 days after such Shelf Registration Statement filing obligation arises if such Registration Statement is not reviewed by the SEC or 270 days after such Shelf Registration Statement filing obligation arises if such Registration Statement is reviewed by the SEC.  The Issuer and the Guarantors agree to use their reasonable best efforts to keep such Shelf Registration Statement continuously effective for a period ending on the earlier of the first anniversary of the Effective Time or such time as there are no longer any Registrable Securities outstanding.  No holder shall be entitled to be named as a selling security holder in the Shelf Registration Statement or to use the prospectus forming a part thereof for resales of Registrable Securities unless such holder is an Electing Holder.  Notwithstanding anything to the contrary in this Section 2(b), upon notice to the Electing Holders, the Issuer may suspend the use or the effectiveness of such Shelf Registration Statement, or extend the time period in which it is required to file the Shelf Registration Statement, for up to 30 consecutive days and up to 60 days in the aggregate, in each case in any 12-month period (a “Suspension Period”) if the Board of Directors of the Issuer determines in good faith that there is a valid business purpose for suspension of the Shelf Registration Statement involving a material undisclosed event; provided that the Issuer shall promptly notify the Electing Holders when the Shelf Registration Statement may once again be used or is effective.  Any Suspension Period will not alter the obligations of the Issuer to pay Special Interest under the circumstances set forth in Section 2(c) hereof, if applicable.  Each Suspension Period shall be deemed to begin on the date the relevant notice is given to the holders and shall be deemed to end on the earlier to occur of (1) the date on which the Issuer gives the holders a notice that the Suspension Period has terminated and (2) the date on which the number of days during which a Suspension Period has been in effect exceeds (x) thirty (30) consecutive days or (y) sixty (60) days in the aggregate in any twelve month period.

(c) In the event that (i) the Exchange Offer Registration Statement or the Shelf Registration Statement has not been filed with, become effective or been declared effective by the SEC on or before the date on which such registration statement is required to be filed or to become or be declared effective pursuant to Section 2(a) or Section 2(b), respectively, or (ii) the Exchange Offer has not been completed within 45 days after the Effective Time of the Exchange Offer Registration Statement relating to the Exchange Offer (if the Exchange Offer is then required to be made) or (iii) any Exchange Offer Registration Statement or Shelf Registration Statement required by Section 2(a) or Section 2(b) is filed and declared effective but shall thereafter either be withdrawn by the Issuer or shall become subject to an effective stop order issued pursuant to Section 8(d) of the Securities Act suspending the effectiveness of such registration statement (except as specifically permitted herein) including, with respect to any Shelf Registration Statement, during any applicable Suspension Period in accordance with Section 2(b)) without being succeeded immediately by an additional registration statement filed and declared effective (each such event referred to in clauses (i) through (iii), a “Registration Default” and each period during which a Registration Default has occurred and is continuing, a “Registration Default Period”), then, as liquidated damages for such Registration Default special interest (“Special Interest”), in addition to the Base Interest, shall accrue on all Registrable Securities then outstanding at a per annum rate of 0.25% for the first 90 days of the Registration Default Period and shall increase by 0.25% with respect to each subsequent 90-day period up to a maximum amount of Special Interest of 1.00% per annum for the remaining portion of the Registration Default Period.  Special Interest shall accrue and be payable only with respect to a single Registration Default at any given time, notwithstanding the fact that multiple Registration Defaults may exist at such time. The accrual of Special Interest shall be the exclusive remedy available to the holders of Registrable Securities for any Registration Default.  Special Interest shall only accrue until, but excluding, the earlier of (i) the date on which such Registration Default has been cured or (ii) the date on which the Securities accruing Special Interest cease to be Registrable Securities.  Special Interest accrued for any period shall be payable at the relevant interest payment date for such period under the terms of the applicable series of Securities.

(d) The Issuer shall take, and shall cause the Guarantor to take, all actions reasonably necessary or advisable to be taken by it to ensure that the transactions contemplated herein are effected as so contemplated, including all actions reasonably necessary or desirable to register the Guarantees, if any, under the Exchange Offer Registration Statement or Shelf Registration Statement contemplated in Section 2(a) or Section 2(b), as applicable.

(e) Any reference herein to a registration statement or prospectus as of any time shall be deemed to include any document incorporated or deemed to be incorporated therein by reference as of such time; and any reference herein to any post-effective amendment to a registration statement or to any prospectus supplement as of any time shall be deemed to include any document incorporated or deemed to be incorporated therein by reference as of such time.

3. Registration Procedures.

If the Issuer and the Guarantors file a registration statement pursuant to Section 2(a) or Section 2(b), the following provisions shall apply:

(a) The Issuer shall cause the Indenture to be qualified under the Trust Indenture Act, in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the Trust Indenture Act and execute, and use its best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner.

(b) The Issuer shall use its reasonable best efforts to register or qualify the Registrable Securities under all applicable state securities or “blue sky” laws of such jurisdictions as any holder of Registrable Securities covered by a registration statement filed pursuant to Section 2(a) or Section 2(b) (or each placement agent or sales agent, if any, and underwriter, if any) shall reasonably request in writing by the time the applicable registration statement is declared effective by the SEC, to cooperate with such holders in connection with any filings required to be made with FINRA and do any and all other acts and things which may be reasonably necessary or advisable to enable such holder (and agents and underwriters, if any) to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such holder (or sold by such agents or underwriters, if any); provided, however, that the neither the Issuer nor the Guarantors shall be required to (i) qualify as a foreign corporation or as a broker or dealer in securities, (ii) file any general consent to service of process or (iii) subject itself to taxation in any such jurisdiction if it is not so subject;

(c) In connection with the Issuer’s and the Guarantors’ obligations with respect to the registration of Exchange Securities as contemplated by Section 2(a) (the “Exchange Offer Registration”), if applicable, the Issuer and the Guarantors shall:

(i) prepare and file with the SEC, no later than 90 days after the Closing Date, an Exchange Offer Registration Statement on any form which may be utilized by the Issuer and the Guarantors and which shall permit the Exchange Offer and resales of Exchange Securities by broker-dealers during the Resale Period to be effected as contemplated by Section 2(a), and use their reasonable best efforts to cause such Exchange Offer Registration Statement to become effective no later than 120 days after the Closing Date if such Registration Statement is not reviewed by the SEC or 270 days after the Closing Date if such Registration Statement is reviewed by the SEC;

(ii) as soon as practicable prepare and file with the SEC such amendments and supplements to such Exchange Offer Registration Statement and the prospectus included therein as may be necessary to effect and maintain the effectiveness of such Exchange Offer Registration Statement for the periods and purposes contemplated in Section 2(a) and as may be required by the applicable rules and regulations of the SEC and the instructions applicable to the form of such Exchange Offer Registration Statement, and promptly provide each broker-dealer holding Exchange Securities with such number of copies of the prospectus included therein (as then amended or supplemented), in conformity in all material respects with the requirements of the Securities Act and the Trust Indenture Act, as such broker-dealer reasonably may request prior to the expiration of the Resale Period, for use in connection with resales of Exchange Securities;

(iii) after the Effective Time of the Exchange Offer Registration Statement and during the Resale Period promptly notify each Exchanging Dealer that has requested copies of the prospectus included in such registration statement, and confirm such advice in writing, (A) with respect to such Exchange Offer Registration Statement or any post-effective amendment, when the same has become effective, (B) of the issuance of the SEC of any stop order suspending the effectiveness of such Exchange Offer Registration Statement or the initiation or threatening of any proceedings for that purpose, (C) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Exchange Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (D) at any time during the Resale Period when a prospectus is required to be delivered under the Securities Act, that such Exchange Offer Registration Statement, prospectus, prospectus amendment or supplement or post-effective amendment does not conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the SEC thereunder that contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, which such notice, in the case of clauses (B), (C) and (D) shall require any Exchanging Dealer to suspend the use of such prospectus until further notice;

(iv) in the event that the Issuer and the Guarantors would be required, pursuant to Section 3(c)(iii)(D) above, to notify any broker-dealers holding Exchange Securities, prepare and furnish to each such holder a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to purchasers of such Exchange Securities during the Resale Period, such prospectus shall conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the SEC thereunder and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(v) use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of such Exchange Offer Registration Statement or any post-effective amendment thereto at the earliest practicable date; and

(vi) obtain a CUSIP number for all Exchange Securities, not later than the applicable Effective Time.

(d) In connection with the Issuer’s and the Guarantors’ obligations with respect to the Shelf Registration, if applicable, the Issuer and the Guarantors shall:

(i) prepare and file with the SEC, within the time periods specified in Section 2(b), a Shelf Registration Statement on any form which may be utilized by the Issuer and which shall register all of the Registrable Securities for resale by the holders thereof in accordance with such method or methods of disposition as may be specified by the holders of Registrable Securities as, from time to time, may be Electing Holders and use their reasonable best efforts to cause such Shelf Registration Statement to become effective within the time periods specified in Section 2(b);

(ii) mail or distribute through the facilities of DTC the Notice and Questionnaire to the holders of Registrable Securities (A) not less than 30 days prior to the anticipated Effective Time of the Shelf Registration Statement or (B) in the case of an “automatic shelf registration statement” (as defined in Rule 405), distribute through DTC, as applicable, the Notice and Questionnaire to the holders of Registrable Securities not later than the Effective Time of such Shelf Registration Statement, and in any such case no holder shall be entitled to be named as a selling security holder in the Shelf Registration Statement, and no holder shall be entitled to use the prospectus forming a part thereof for resales of Registrable Securities at any time, unless and until such holder has returned a completed and signed Notice and Questionnaire to the Issuer;

(iii) after the Effective Time of the Shelf Registration Statement, upon the request of any holder of Registrable Securities that is not then an Electing Holder, promptly send a Notice and Questionnaire to such holder; provided that the Issuer shall not be required to take any action to name such holder as a selling security holder in the Shelf Registration Statement or to enable such holder to use the prospectus forming a part thereof for resales of Registrable Securities until such holder has returned a completed and signed Notice and Questionnaire to the Issuer;

(iv) as soon as reasonably practicable prepare and file with the SEC such amendments and supplements to such Shelf Registration Statement and the prospectus included therein as may be necessary to effect and maintain the effectiveness of such Shelf Registration Statement for the period specified in Section 2(b) and as may be required by the applicable rules and regulations of the SEC and the instructions applicable to the form of such Shelf Registration Statement, and furnish to the Electing Holders copies of any such supplement or amendment simultaneously with or prior to its being used or filed with the SEC to the extent such documents are not publicly available on the SEC’s EDGAR System;

(v) provide (A) any underwriters or sales or placement agent, if any, for the Electing Holders, (B) counsel for any such underwriter or agent and (C) a representative for all of the Electing Holders (which itself must be an Electing Holder) and not more than one counsel for all the Electing Holders the opportunity to participate in the preparation of such Shelf Registration Statement, each prospectus included therein or filed with the SEC and each amendment or supplement thereto;

(vi) for a reasonable period prior to the filing of such Shelf Registration Statement, and throughout the period specified in Section 2(b) for the effectiveness of the Shelf Registration Statement, make available at reasonable times at the Issuer’s principal place of business or such other reasonable place for inspection by the persons referred to in Section 3(d)(v) who shall certify to the Issuer that they have a current intention to sell the Registrable Securities pursuant to the Shelf Registration such financial and other information and books and records of the Issuer, and use their reasonable best efforts to cause the officers, employees, counsel and independent certified public accountants of the Issuer to respond to such inquiries, as shall be reasonably necessary (and in the case of counsel, not violate an attorney-client privilege, in such counsel’s reasonable belief), in the judgment of the respective counsel referred to in Section 3(d)(v), to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering on behalf of the Electing Holders shall be conducted by one counsel designated by the holders of at least a majority in aggregate principal amount of the Registrable Securities held by the Electing Holders and provided further that each such party shall be required to maintain in confidence and not to disclose to any other person any information or records reasonably designated by the Issuer as being confidential, until such time as (A) such information becomes a matter of public record (whether by virtue of its inclusion in such Shelf Registration Statement or otherwise other than by disclosure of such party), or (B) such person shall be required so to disclose such information pursuant to a subpoena or order of any court or other governmental agency or body having jurisdiction over the matter (subject to the requirements of such order, and only after such person shall have given the Issuer prompt prior written notice of such requirement), or (C) such information is required to be set forth in such Shelf Registration Statement or the prospectus included therein or in an amendment to such Shelf Registration Statement or an amendment or supplement to such prospectus in order that such Shelf Registration Statement, prospectus, amendment or supplement, as the case may be, complies with applicable requirements of the federal securities laws and the rules and regulations of the SEC and does not contain an untrue statement of a material fact or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(vii) promptly notify each of the Electing Holders, any sales or placement agent therefore and any underwriter thereof (which notification may be made through any managing underwriter that is a representative of such underwriter for such purpose) and confirm such advice in writing, (A) when such Shelf Registration Statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such Shelf Registration Statement or any post-effective amendment, when the same has become effective, (B) of any comments by the SEC and by the blue sky or securities commissioner or regulator of any state with respect thereto or any request by the SEC for amendments or supplements to such Shelf Registration Statement or prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of such Shelf Registration Statement or the initiation or threatening of any proceedings for that purpose, (D) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (E) the occurrence of any event that causes the Issuer to become an “ineligible issuer” as defined in Rule 405, or (F) if at any time when a prospectus is required to be delivered under the Securities Act, that such Shelf Registration Statement, prospectus, prospectus amendment or supplement or post-effective amendment does not conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act or contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(viii) use their reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of such Shelf Registration Statement or any post-effective amendment thereto at the earliest practicable date;

(ix) if requested by any managing underwriter or underwriters, any placement or sales agent or any Electing Holder, promptly incorporate in a prospectus supplement or post-effective amendment such information as is required by the applicable rules and regulations of the SEC and as such managing underwriter or underwriters, such agent or Electing Holder specifies should be included therein relating to the terms of the sale of such Registrable Securities, including information with respect to the principal amount of Registrable Securities being sold by such Electing Holder, or agent or to any underwriters the name and description of such Electing Holder, agent or underwriters, the offering price of such Registrable Securities and any discount, commission or other compensation payable in respect thereof, the purchase price being paid therefore by such underwriters and with respect to any other terms of the offering of the Registrable Securities to be sold by such Electing Holder or agent or to such underwriter; and make all required filings of such prospectus supplement or post-effective amendment promptly after notification of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(x) furnish to each Electing Holder, each placement or sales agent, if any, therefore, each underwriter, if any, thereof and the respective counsel referred to in Section 3(d)(v) an executed copy (or a conformed copy) of such Shelf Registration Statement, each such amendment and supplement thereto (in each case including all exhibits thereto (in the case of an Electing Holder of Registrable Securities, upon request) and documents incorporated by reference therein) and such number of copies of such Shelf Registration Statement (excluding exhibits thereto and documents incorporated by reference therein unless specifically so requested by such Electing Holder) and of the prospectus included in such Shelf Registration Statement (including each preliminary prospectus and any summary prospectus), in conformity in all material respects with the applicable requirements of the Securities Act and the Trust Indenture Act to the extent such documents are not available through the SEC’s EDGAR System, and such other documents, as such Electing Holder may reasonably request in order to facilitate the offering and disposition of the Registrable Securities owned by such Electing Holder and to permit such Electing Holder, agent and underwriter, if any, to satisfy the prospectus delivery requirements of the Securities Act;

(xi) unless any Registrable Securities shall be in book-entry only form, cooperate with the Electing Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates, if so required by any securities exchange upon which any Registrable Securities are listed, shall be printed, penned, lithographed, engraved or otherwise produced by any combination of such methods, on steel engraved borders, and which certificates shall not bear any restrictive legends;

(xii) In connection with any underwritten offering of Registrable Securities pursuant to a Shelf Registration, enter into an underwriting agreement as is customary in underwritten offerings of debt securities similar to the Securities and take all such other actions as are reasonably requested by the managing underwriter or underwriters in order to expedite or facilitate the registration or the disposition of such Registrable Securities and, in such connection, (i) make such representations and warranties to the underwriter or underwriters (and to any holder that of Registrable Securities has advised the Issuer that such holder may have a “due diligence” defense under Section 11 of the Securities Act), and covenants with, the underwriters with respect to the business of the Issuer and its subsidiaries, as then conducted (including any acquired business, properties or entity, if applicable), and the registration statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings of debt securities similar to the Securities, and confirm the same in writing if and when requested; (ii) use their reasonable efforts to obtain the written opinions of counsel to the Issuer in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters, addressed to the underwriters (and to any holder of Registrable Securities that has advised the Issuer that such holder may have a “due diligence” defense under Section 11 of the Securities Act) covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the managing underwriter or underwriters; (iii) use their reasonable efforts to obtain “cold comfort” letters and updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters from the independent certified public accountants of the Issuer (and, if necessary, any other independent certified public accountants of any subsidiary of the Issuer or of any business acquired by the Issuer for which financial statements and financial data are, or are required to be, included or incorporated by reference in the registration statement), addressed to each of the underwriters (and to any holder that has advised the Issuer that such holder may have a “due diligence” defense under Section 11 of the Securities Act), such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in Section 5 hereof (or such other provisions and procedures acceptable to holders of a majority in aggregate principal amount of Registrable Securities covered by such registration statement and the managing underwriter or underwriters or agents) with respect to all parties to be indemnified pursuant to said Section; provided that the Issuer and the Guarantors shall not be required to provide indemnification to any underwriter selected in accordance with the provisions of Section 6 hereof with respect to information relating to such underwriter furnished in writing to the Issuer by or on behalf of such underwriter expressly for inclusion in such registration statement.  The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder; and

(xiii) obtain a CUSIP number for all Securities that have been registered under the Securities Act, not later than the applicable Effective Time.

(e) In the event that the Issuer would be required, pursuant to Section 3(d)(vii)(F), to notify the Electing Holder, the placement or sales agent, if any, therefor and the managing underwriters, if any, thereof, the Issuer shall promptly prepare and furnish to each of the Electing Holders, to each placement or sales agent, if any, and to each such underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to purchasers of Registrable Securities, such prospectus shall conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.  Each Electing Holder agrees that upon receipt of any notice from the Issuer pursuant to Section 3(d)(vii)(F), such Electing Holder shall forthwith discontinue the disposition of Registrable Securities pursuant to the Shelf Registration Statement applicable to such Registrable Securities until such Electing Holder shall have received copies of such amended or supplemented prospectus, and if so directed by the Issuer, such Electing Holder shall deliver to the Issuer (at the Issuer’s expense) all copies, other than permanent file copies, of the prospectus covering such Registrable Securities in such Electing Holder’s possession at the time of receipt of such notice.

(f) In the event of a Shelf Registration, in addition to the information required to be provided by each Electing Holder in its Notice and Questionnaire, the Issuer may require such Electing Holder to furnish to the Issuer such additional information regarding such Electing Holder and such Electing Holder’s intended method of distribution of Registrable Securities as may be required in order to comply with the Securities Act.  Each such Electing Holder agrees to notify the Issuer as promptly as practicable of any inaccuracy or change in information previously furnished by such Electing Holder to the Issuer or of the occurrence of any event in either case as a result of which any prospectus relating to such Shelf Registration contains or would contain an untrue statement of a material fact regarding such Electing Holder or such Electing Holder’s intended method of disposition of such Registrable Securities or omits to state any material fact regarding such Electing Holder or such Electing Holder’s intended method of disposition of such Registrable Securities required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly to furnish to the Issuer any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to such Electing Holder or the disposition of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

(g) In connection with any Shelf Registration Statement, each holder of Registrable Securities agrees to comply with the provisions of the Securities Act with respect to the disposition of all of the Registrable Securities covered by such Shelf Registration Statement in accordance with the intended methods of disposition by the holders provided for in such Shelf Registration Statement.

(h) As a condition to its participation in the Exchange Offer, each holder of Registrable Securities shall furnish, upon the request of the Issuer, a written representation to the Issuer (which may be contained in the letter of transmittal or “agent’s message” transmitted via The Depository Trust Company’s Automated Tender Offer Procedures, in either case contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an “affiliate” of the Issuer, as defined in Rule 405 of the Securities Act, or if it is such an “affiliate”, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (B) it is not engaged in and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Securities to be issued in the Exchange Offer, (C) it is acquiring the Exchange Securities in its ordinary course of business, (D) if it is a broker-dealer that holds Securities that were acquired for its own account as a result of market-making activities or other trading activities (other than Securities acquired directly from the Issuer or any of its affiliates), it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Securities received by it in the Exchange Offer, (E) if it is a broker-dealer, that it did not purchase the Securities to be exchanged in the Exchange Offer from the Issuer or any of its affiliates, and (F) it is not acting on behalf of any person who could not truthfully and completely make the representations contained in the foregoing subclauses (A) through (E).

(i) Each Exchanging Dealer agrees that upon receipt of any notice from the Issuer pursuant to Section 3(c)(iii)(D), such Exchanging Dealer shall forthwith discontinue the disposition of Exchange Securities pursuant to the Exchange Offer Registration Statement applicable to such Exchange Securities until such Exchanging Dealer shall have received copies of such amended or supplemented prospectus, and if so directed by the Issuer, such Exchanging Dealer shall deliver to the Issuer (at the Issuer’s expense) all copies, other than permanent file copies, of the prospectus covering such Exchange Securities in such Exchanging Dealer’s possession at the time of receipt of such notice.

(j) The Issuer shall make generally available to its security holders no later than eighteen months after the Effective Time of such Exchange Offer Registration Statement or Shelf Registration Statement an “earning statement” of the Issuer and its subsidiaries complying with Section 11(a) of the Securities Act (including, at the option of the Issuer, Rule 158 thereunder).

(k) Until the expiration of one year after the Closing Date, the Issuer will not, and will not permit any of its “affiliates” (as defined in Rule 144) to, resell any of the Securities that have been reacquired by any of them except pursuant to an effective registration statement under the Securities Act.

4. Registration Expenses.

The Issuer agrees to bear and to pay or cause to be paid promptly all expenses incident to the Issuer’s performance of or compliance with this Agreement, including (a) all SEC and any FINRA registration, filing and review fees and expenses including reasonable fees and disbursements of not more than one counsel for the Electing Holders in connection with such registration, filing and review, (b) all fees and expenses in connection with the qualification of the Securities for offering and sale under the State securities and blue sky laws referred to in Section 3(b) and determination of their eligibility for investment under the laws of such jurisdictions as the Electing Holders may designate, including any reasonable fees and disbursements of not more than one counsel for the Electing Holders in connection with such qualification and determination, (c) all expenses relating to the preparation, printing, production, distribution and reproduction of each registration statement required to be filed hereunder, each prospectus included therein or prepared for distribution pursuant hereto, each amendment or supplement to the foregoing, the expenses of preparing the Securities for delivery and the expenses of printing or producing any selling agreements and blue sky or legal investment memoranda and all other documents in connection with the offering, sale or delivery of Securities to be disposed of (including certificates representing the Securities), (d) messenger, telephone and delivery expenses relating to the offering, sale or delivery of Securities and the preparation of documents referred to in clause (c) above, (e) fees and expenses of the Trustee under the Indenture, any agent of the Trustee and any counsel for the Trustee and of any collateral agent or custodian, (f) internal expenses of the Issuer (including all salaries and expenses of the Issuer’s officers and employees performing legal or accounting duties), (g) fees, disbursements and expenses of counsel and independent certified public accountants of the Issuer, (h) reasonable fees, disbursements and expenses of one counsel for the Electing Holders retained in connection with a Shelf Registration, as selected by the Electing Holders of at least a majority in aggregate principal amount of the Registrable Securities held by Electing Holders (which counsel shall be reasonably satisfactory to the Issuer), (i) any fees charged by securities rating services for rating the Securities and (j) fees, expenses and disbursements of any other persons, including special experts, retained by the Issuer in connection with such registration (collectively, the “Registration Expenses”).  To the extent that any Registration Expenses are incurred, assumed or paid by any holder of Registrable Securities, the Issuer shall reimburse such person for the full amount of the Registration Expenses so incurred, assumed or paid promptly after receipt of a request therefor.  Notwithstanding the foregoing, the holders of the Registrable Securities being registered shall pay all agency fees and commissions and underwriting discounts and commissions, if any, and transfer taxes, if any, attributable to the sale of such Registrable Securities, Securities and Exchange Securities, as applicable, and the fees and disbursements of any counsel or other advisors or experts retained by such holders (severally or jointly), other than the counsel and experts specifically referred to above.

5. Indemnification and Contribution.

(a) Indemnification by the Issuer and the Guarantors.  The Issuer and the Guarantors, jointly and severally, will indemnify and hold harmless each of the holders of Registrable Securities included in an Exchange Offer Registration Statement and each of the Electing Holders as holders of Registrable Securities included in a Shelf Registration Statement and each person who participates as a placement agent or sales agent or as an underwriter in any offering or sale of Registrable Securities against any losses, claims, damages or liabilities, joint or several, to which such holder, Electing Holder, agent or underwriter may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Exchange Offer Registration Statement or any Shelf Registration Statement, as the case may be, under which such Registrable Securities, Securities or Exchange Securities were registered under the Securities Act, or any preliminary, final or summary prospectus (including, without limitation, any “issuer free writing prospectus” as defined in Rule 433) contained therein or furnished by the Issuer to any such holder, Electing Holder, agent or underwriter or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such holder, Electing Holder, agent and underwriter for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Issuer nor the Guarantors shall be liable to any such person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, or preliminary, final or summary prospectus (including, without limitation, any “issuer free writing prospectus” as defined in Rule 433), or amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Issuer by such person expressly for use therein.

(b) Indemnification by the Holders and any Agents and Underwriters.  As a condition to including any Registrable Securities in any registration statement filed pursuant to Section 2(b) hereof or entering into any underwriting agreements with respect thereto, each holder of Registrable Securities and each underwriter named in any such underwriting agreement, severally and not jointly, will (i) indemnify and hold harmless Issuer, the Guarantors and all other holders of Registrable Securities included in such Shelf Registration Statement, against any losses, claims, damages or liabilities to which the Issuer, the Guarantors or such other holders may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such registration statement, or any preliminary, final or summary prospectus (including, without limitation, any “issuer free writing prospectus” as defined in Rule 433) contained therein or furnished by the Issuer to any holder, agent or underwriter, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuer, by such holder, agent or underwriter expressly for use therein, and (ii) reimburse the Issuer and the Guarantors for any legal or other expenses reasonably incurred by the Issuer and the Guarantors in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that no such holder shall be required to undertake liability to any person under this Section 5(b) for any amounts in excess of the dollar amount of the proceeds to be received by such holder from the sale of such holder’s Registrable Securities pursuant to such registration.

(c) Notices of Claims, Etc.  Promptly after receipt by an indemnified party under subsection (a) or (b) above of written notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party pursuant to the indemnification provisions of or contemplated by this Section 5, notify such indemnifying party in writing of the commencement of such action; but the omission so to notify the indemnifying party shall not relieve such indemnifying party from any liability which it may have to any indemnified party otherwise than under the indemnification provisions of or contemplated by Section 5(a) or Section 5(b).  In case any such action shall be brought against any indemnified party, an indemnifying party shall be entitled to participate therein and, to the extent that such indemnifying party shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the prior written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Contribution.  If for any reason the indemnification provisions contemplated by Section 5(a) or Section 5(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 5(d) were determined by pro rata allocation (even if the holders or any agents or underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 5(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 5(d), no Electing Holder shall be required to contribute any amount in excess of the amount by which the dollar amount of the proceeds received by such holder from the sale of any Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) exceeds the amount of any damages which such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The holders’ and any indemnitors’ obligations in this Section 5(d) to contribute shall be several in proportion to the principal amount of Registrable Securities registered or underwritten by them and not joint.

(e) The obligations of the Issuer and the Guarantors under this Section 5 shall be in addition to any liability which the Issuer or the Guarantor otherwise have and shall extend, upon the same terms and conditions, to each officer, director and partner of each holder, agent or underwriter and each person, if any, who controls any of the foregoing within the meaning of the Securities Act; and the obligations of the holders and any agents and underwriters under this Section 5 shall be in addition to any liability which the respective holder, agent or underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Issuer or the Guarantors (including any person who, with his consent, is named in any registration statement as about to become a director of the Issuer or any Guarantor) and to each person, if any, who controls the Issuer or the Guarantors within the meaning of the Securities Act, as well as to each officer and director of the other holders and to each person, if any, who controls such other holders within the meaning of the Securities Act.

6. Underwritten Offerings.

Each holder of Registrable Securities hereby agrees with the Issuer and each other such holder that no holder of Registrable Securities may participate in any underwritten offering hereunder unless (a) the managing underwriter or underwriters thereof shall be designated by Electing Holders holding at least a majority in aggregate principal amount of the Registrable Securities to be included in such offering, provided that such designated managing underwriter or underwriters is or are reasonably acceptable to the Issuer, (b) each holder of Registrable Securities participating in such underwritten offering agrees to sell such holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled to select the managing underwriter or underwriters hereunder and (c) each holder of Registrable Securities participating in such underwritten offering completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

7. Rule 144 and Rule 144A.

(a) Facilitation of Sales Pursuant to Rule 144 and Rule 144A. The Issuer covenants to the holders of Registrable Securities that to the extent it shall be required to do so under the Exchange Act, it shall timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144), and if at any time the Issuer is not required to file such reports, it shall upon the request of any holder of Registrable Securities, make available such information specified by Rule 144A(d)(1) under the Securities Act.  The issuer further covenants to take such further action as any holder of Registrable Securities may reasonably request, to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144 and Rule 144A.  Upon the request of any holder of Registrable Securities in connection with that holder’s sale pursuant to Rule 144 and Rule 144A, the Issuer shall deliver to such holder a written statement as to whether it has complied with such requirements.

8. Effectiveness of Agreement.

This Agreement shall become effective upon the Settlement Date (as defined in the Amended Offering Memorandum) with respect to Participants who participated in the Amended Exchange Offer, in accordance with the terms and conditions set forth in the Amended Offering Memorandum, only with respect to Letters of Transmittal accepted by the Issuer.  Prior to the Settlement Date and the Issuer’s acceptance of a Letter of Transmittal with respect to a Participant, (i) this Agreement shall not constitute a binding obligation of the Issuer, the Guarantors or such Participant and (ii) none of the Issuer, the Guarantors or such Participant shall have any rights or obligations under this Agreement.  Each Participant agrees that upon the Issuer’s acceptance of such Participant’s Letter of Transmittal such Participant shall, as of the Settlement Date, automatically become a party to this Agreement and thereafter be bound by the terms and conditions of hereof.  The Issuer’s acceptance of a Letter of Transmittal shall be evidenced solely by the Issuer providing BNY Mellon Shareowner Services, the exchange agent for the Amended Exchange Offer, notice that such Letter of Transmittal has been accepted, and the Issuer shall not be deemed to have accepted a Letter of Transmittal in absence of such notice.

9. Miscellaneous.

(a) No Inconsistent Agreements. The Issuer has not, as of the date hereof, and shall not have, after the date of this Agreement, entered into any agreement with respect to any of its securities that is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.  The rights granted to the holders hereunder do not conflict with and are not inconsistent with, in any material respect, the rights granted to the holders of any of the Issuer’s other issued and outstanding securities under any such agreements.  The Issuer has not entered into and will not enter into any agreement with respect to any of its securities which will grant to any person piggy-back registration rights with respect to any Exchange Offer Registration Statement or Shelf Registration Statement.

(b) Specific Performance.  Except as otherwise set forth herein, the parties hereto acknowledge that there would be no adequate remedy at law if the Issuer fails to perform any of its obligations hereunder and that the Participants and the holders from time to time of the Registrable Securities may be irreparably harmed by any such failure, and accordingly agree that the Participants and such holders, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of the Issuer under this Agreement in accordance with the terms and conditions of this Agreement, in any court of the United States or any State thereof having jurisdiction.  Time shall be of the essence in this Agreement.

(c) Notices. All notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered by hand, if delivered personally, (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party), (iii) one Business Day after deposit with an overnight courier, or (iv) three Business Days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested) as follows: If to the Issuer, to it at 5900 Princess Garden Parkway, 7th Floor, Lanham, MD 20706, Facsimile (301) 306-9638 Attention: Kristopher Simpson, and if to a holder, to the address of such holder set forth in the security register or other records of the Issuer, or to such other address as the Issuer or any such holder may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

(d) Parties in Interest.  All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto, the holders from time to time of the Registrable Securities and the respective successors and assigns of the foregoing.  In the event that any transferee of any holder of Registrable Securities shall acquire Registrable Securities, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be deemed a beneficiary hereof for all purposes and such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such transferee shall be entitled to receive the benefits of, and be conclusively deemed to have agreed to be bound by all of the applicable terms and provisions of this Agreement.  If the Issuer shall so request, any such successor, assign or transferee shall agree in writing to acquire and hold the Registrable Securities subject to all of the applicable terms hereof.

(e) Survival.  The respective indemnities, agreements, representations, warranties and each other provision set forth in this Agreement or made pursuant hereto shall remain in full force and effect regardless of any investigation (or statement as to the results thereof) made by or on behalf of any holder of Registrable Securities, any director, officer or partner of such holder, any agent or underwriter or any director, officer or partner thereof, or any controlling person of any of the foregoing, and shall survive the transfer and registration of Registrable Securities by such holder and the consummation of an Exchange Offer.

(f) Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Any right to trial by jury with respect to any action or proceeding arising in connection with or as a result of any matter referred to in this Agreement is hereby waived by the parties hereto.

(g) Headings.  The descriptive headings of the several Sections and paragraphs of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

(h) Entire Agreement; Amendments.  This Agreement and the other writings referred to herein (including the Indenture and the form of Securities) or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to the subject matter contained herein and supersedes all prior agreements and understandings between the parties with respect to the subject matter contained herein.  This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument duly executed by the Issuer and the holders of at least a majority in aggregate principal amount of the Registrable Securities at the time outstanding.  Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any amendment or waiver effected pursuant to this Section 8(h), whether or not any notice, writing or marking indicating such amendment or waiver appears on such Registrable Securities or is delivered to such holder.

(i) Inspection.  For so long as this Agreement shall be in effect, this Agreement and a complete list of the names and addresses of all the record holders of Registrable Securities, to the extent known to the Issuer following reasonable inquiry, shall be made available for inspection and copying on any Business Day by any holder of Registrable Securities for proper purposes only (which shall include any purpose related to the rights of the holders of Registrable Securities under the Securities, the Indenture and this Agreement) at the offices of the Issuer at the address thereof set forth in Section 8(c) and at the office of the Trustee under the Indenture.

(j) Counterparts.  This Agreement may be executed by the parties in counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

(k) Severability.  If any provision of this Agreement, or the application thereof in any circumstance, is held to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of such provision in every other respect and of the remaining provisions contained in this Agreement shall not be affected or impaired thereby.

(l) Securities Held by the Issuer or Its Affiliates.  Whenever the consent or approval of holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Issuer or any of its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the holders of such required percentage.

IN WITNESS WHEREOF, the Issuer and each Guarantor has caused its respective signature page to this Exchange and Registration Rights Agreement to be duly executed as of the date first written above.

RADIO ONE, INC.

By:
Name:
Title:

GUARANTORS: BELL BROADCASTING COMPANY
BLUE CHIP BROADCASTING LICENSES, LTD.
BLUE CHIP BROADCASTING, LTD.
CHARLOTTE BROADCASTING, LLC
COMMUNITY CONNECT INC.
COMMUNITY CONNECT, LLC
DISTRIBUTION ONE, LLC
HAWES-SAUNDERS BROADCAST PROPERTIES, INC.
INTERACTIVE ONE, INC.
INTERACTIVE ONE, LLC
NEW MABLETON BROADCASTING CORPORATION
RADIO ONE CABLE HOLDINGS, INC.
RADIO ONE DISTRIBUTION HOLDINGS, LLC
RADIO ONE LICENSES, LLC
RADIO ONE MEDIA HOLDINGS, LLC
RADIO ONE OF ATLANTA, LLC
RADIO ONE OF BOSTON LICENSES, LLC
RADIO ONE OF BOSTON, INC.
RADIO ONE OF CHARLOTTE, LLC
RADIO ONE OF DETROIT, LLC
RADIO ONE OF INDIANA, LLC
RADIO ONE OF INDIANA, L.P.
RADIO ONE OF NORTH CAROLINA, LLC
RADIO ONE OF TEXAS II, LLC
ROA LICENSES, LLC
SATELLITE ONE, L.L.C.

By:
Name:
Title:

Exhibit A

RADIO ONE, INC.

INSTRUCTION TO DTC PARTICIPANTS

(Date of Mailing)

URGENT - IMMEDIATE ATTENTION REQUESTED

DEADLINE FOR RESPONSE:  [DATE] *

The Depository Trust Company (“DTC”) has identified you as a DTC Participant through which beneficial interests in the 12.5%/15.0% Senior Subordinated Notes due 2016 (the “Securities”) issued by RADIO ONE, INC. (the “Issuer”) are held.

The Issuer is in the process of registering the Securities under the Securities Act of 1933, as amended, for resale by the beneficial owners thereof.  In order to have their Securities included in the registration statement, beneficial owners must complete and return the enclosed Notice of Registration Statement and Selling Securityholder Questionnaire.

It is important that beneficial owners of the Securities receive a copy of the enclosed materials as soon as possible as their rights to have the Securities included in the registration statement depend upon their returning the Notice and Questionnaire by [Deadline For Response].  Please forward a copy of the enclosed documents to each beneficial owner that holds interests in the Securities through you.  If you require more copies of the enclosed materials or have any questions pertaining to this matter, please contact RADIO ONE, INC. at:

RADIO ONE, INC.
5900 Princess Garden Parkway
7th Floor
Lanham, MD 20706

*Not less than 28 calendar days from date of mailing.

RADIO ONE, INC.

Notice of Registration Statement

and

Selling Securityholder Questionnaire

(Date)

Reference is hereby made to the Exchange and Registration Rights Agreement (the “Exchange and Registration Rights Agreement”) among RADIO ONE, INC. (the “Issuer”), the Guarantors on the signature pages thereto and the Participants named therein.  Pursuant to the Exchange and Registration Rights Agreement, the Issuer has filed or will file with the United States Securities and Exchange Commission (the “SEC”) a registration statement on Form [__] (the “Shelf Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Issuer’s 12.5%/15.0% Senior Subordinated Notes due 2016 (the “Securities”).  A copy of the Exchange and Registration Rights Agreement has been filed as an exhibit to the Shelf Registration Statement and can be obtained from the SEC’s website at www.sec.gov.  All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Exchange and Registration Rights Agreement.

Each beneficial owner of Registrable Securities (as defined below) is entitled to have the Registrable Securities beneficially owned by it included in the Shelf Registration Statement.  In order to have Registrable Securities included in the Shelf Registration Statement, this Notice of Registration Statement and Selling Securityholder Questionnaire (“Notice and Questionnaire”) must be completed, executed and delivered to the Issuer’s counsel at the address set forth herein for receipt ON OR BEFORE [Deadline for Response].  Beneficial owners of Registrable Securities who do not properly complete, execute and return this Notice and Questionnaire by such date (i) will not be named as selling security holders in the Shelf Registration Statement and (ii) may not use the Prospectus forming a part thereof for resales of Registrable Securities.

Certain legal consequences arise from being named as a selling security holder in the Shelf Registration Statement and related Prospectus.  Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling security holder in the Shelf Registration Statement and related Prospectus.

The term “Registrable Securities” is defined in the Exchange and Registration Rights Agreement.

ELECTION

The undersigned holder (the “Selling Securityholder”) of Registrable Securities hereby elects to include in the Shelf Registration Statement the Registrable Securities beneficially owned by it and listed below in Item (3).  The undersigned, by signing and returning this Notice and Questionnaire, agrees to be bound with respect to such Registrable Securities by the terms and conditions of this Notice and Questionnaire and the Exchange and Registration Rights Agreement, including, without limitation, Section 5 of the Exchange and Registration Rights Agreement, as if the undersigned Selling Securityholder were an original party thereto.

Pursuant to the Exchange and Registration Rights Agreement, the undersigned has agreed to indemnify and hold harmless the Issuer, its officers who sign any Shelf Registration Statement, and each person, if any, who controls the Issuer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act of 1934, as amended (the “Exchange Act”), against certain losses arising out of an untrue statement, or the alleged untrue statement, of a material fact in the Shelf Registration Statement or the related prospectus or the omission, or alleged omission, to state a material fact required to be stated in such Shelf Registration Statement or the related prospectus, but only to the extent such untrue statement or omission, or alleged untrue statement or omission, was made in reliance on and in conformity with the information provided in this Notice and Questionnaire.

Upon any sale of Registrable Securities pursuant to the Shelf Registration Statement, the Selling Securityholder will be required to deliver to the Issuer and Trustee the Notice of Transfer set forth in Appendix A to the Prospectus and as Exhibit B to the Exchange and Registration Rights Agreement.

The Selling Securityholder hereby provides the following information to the Issuer and represents and warrants that such information is accurate and complete:

QUESTIONNAIRE

(1)	(a)	Full legal name of Selling Securityholder:

(b)	Full legal name of registered Holder (if not the same as in (a) above) of Registrable Securities listed in Item (3) below:

(c)	Full legal name of DTC Participant (if applicable and if not the same as (b) above) through which Registrable Securities listed in Item (3) below are held:

(2)	Address for notices to Selling Securityholder:

Telephone:
Fax:
Contact Person:
E-mail for Contact Person:

(3)	Beneficial Ownership of Securities:

Except as set forth below in this Item (3), the undersigned does not beneficially own any Securities.

(a)	Principal amount of Registrable Securities beneficially owned:

CUSIP No(s). of such Registrable Securities:

(b)	Principal amount of Securities other than Registrable Securities beneficially owned:

CUSIP No(s). of such other Securities:

(c)	Principal amount of Registrable Securities that the undersigned wishes to be included in the Shelf Registration Statement:

CUSIP No(s). of such Registrable Securities to be included in the Shelf Registration Statement:

(4)	Beneficial Ownership of Other Securities of the Issuer:

Except as set forth below in this Item (4), the undersigned Selling Securityholder is not the beneficial or registered owner of any other securities of the Issuer, other than the Securities listed above in Item (3).

State any exceptions here:

(5)	Individuals who exercise dispositive powers with respect to the Securities:

If the Selling Securityholder is not an entity that is required to file reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (a “Reporting Company”), then the Selling Securityholder must disclose the name of the natural person(s) who exercise sole or shared dispositive powers with respect to the Securities.  Selling Security holders should disclose the beneficial holders, not nominee holders or other such others of record.  In addition, the SEC has provided guidance that Rule 13d-3 of the Securities Exchange Act of 1934 should be used by analogy when determining the person or persons sharing voting and/or dispositive powers with respect to the Securities.

(a)	Is the holder a Reporting Company?

Yes	No

If “No”, please answer Item (5)(b).

(b)	List below the individual or individuals who exercise dispositive powers with respect to the Securities:

Please note that the names of the persons listed in (b) above will be included in the Shelf Registration Statement and related Prospectus.

(6)	Relationships with the Issuer:

Except as set forth below, neither the Selling Securityholder nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Issuer (or its predecessors or affiliates) during the past three years.

State any exceptions here:

(7)	Plan of Distribution:

Except as set forth below, the undersigned Selling Securityholder intends to distribute the Registrable Securities listed above in Item (3) only as follows (if at all):  Such Registrable Securities may be sold from time to time directly by the undersigned Selling Securityholder or, alternatively, through underwriters, broker-dealers or agents.  Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices.  Such sales may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Registered Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (iv) through the writing of options.  In connection with sales of the Registrable Securities or otherwise, the Selling Securityholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Securities in the course of hedging the positions they assume.  The Selling Securityholder may also sell Registrable Securities short and deliver Registrable Securities to close out such short positions, or loan or pledge Registrable Securities to broker-dealers that in turn may sell such securities.

State any exceptions here:

(8)	Broker-Dealers:

The SEC requires that all Selling Security holders that are registered broker-dealers or affiliates of registered broker-dealers be so identified in the Shelf Registration Statement.  In addition, the SEC requires that all Selling Security holders that are registered broker-dealers be named as underwriters in the Shelf Registration Statement and related Prospectus, even if they did not receive the Registrable Securities as compensation for underwriting activities.

(a)	State whether the undersigned Selling Securityholder is a registered broker-dealer:

Yes	No

(b)
If the answer to (a) is “Yes”, you must answer (i) and (ii) below, and (iii) below if applicable.  Your answers to (i) and (ii) below, and (iii) below if applicable, will be included in the Shelf Registration Statement and related Prospectus.

(i)	Were the Securities acquired as compensation for underwriting activities?

Yes	No

If you answered “Yes”, please provide a brief description of the transaction(s) in which the Securities were acquired as compensation:

(ii)	Were the Securities acquired for investment purposes?

Yes	No

(iii)	If you answered “No” to both (i) and (ii), please explain the Selling Security holder’s reason for acquiring the Securities:

(c)	State whether the undersigned Selling Securityholder is an affiliate of a registered broker-dealer and, if so, list the name(s) of the broker-dealer affiliate(s):

Yes	No

(d)	If you answered “Yes” to question (c) above:

(i)	Did the undersigned Selling Securityholder purchase Registrable Securities in the ordinary course of business?

Yes	No

If the answer is “No” to question (d)(i), provide a brief explanation of the circumstances in which the Selling Securityholder acquired the Registrable Securities:

(ii)
At the time of the purchase of the Registrable Securities, did the undersigned Selling Securityholder have any agreements, understandings or arrangements, directly or indirectly, with any person to dispose of or distribute the Registrable Securities?

Yes	No

If the answer is “Yes” to question (d)(ii), provide a brief explanation of such agreements, understandings or arrangements:

If the answer is “No” to Item (8)(d)(i) or “Yes” to Item (8)(d)(ii), you will be named as an underwriter in the Shelf Registration Statement and the related Prospectus.

(9)	Hedging and short sales:

(a)	State whether the undersigned Selling Securityholder has or will enter into “hedging transactions” with respect to the Registrable Securities:

Yes	No

If “Yes”, provide below a complete description of the hedging transactions into which the undersigned Selling Securityholder has entered or will enter and the purpose of such hedging transactions, including the extent to which such hedging transactions remain in place:

(b)	Set forth below is Interpretation 239.10 of the SEC’s Compliance and Disclosure Interpretations of Securities Act Sections regarding short selling:

“An issuer filed a Form S-3 registration statement for a secondary offering of common stock which is not yet effective.  One of the selling shareholders wanted to do a short sale of common stock “against the box” and cover the short sale with registered shares after the effective date.  The issuer was advised that the short sale could not be made before the registration statement becomes effective, because the shares underlying the short sale are deemed to be sold at the time such sale is made.  There would, therefore, be a violation of Section 5 if the shares were effectively sold prior to the effective date[November 26, 2008].”

By returning this Notice and Questionnaire, the undersigned Selling Securityholder will be deemed to be aware of the foregoing interpretation.

*           *           *           *           *

By signing below, the Selling Securityholder acknowledges that it understands its obligation to comply, and agrees that it will comply, with the provisions of the Exchange Act, particularly Regulation M (or any successor rule or regulation).

The Selling Securityholder hereby acknowledges its obligations under the Exchange and Registration Rights Agreement to indemnify and hold harmless the Issuer and certain other persons as set forth in the Exchange and Registration Rights Agreement.

In the event that the Selling Securityholder transfers all or any portion of the Registrable Securities listed in Item (3) above after the date on which such information is provided to the Issuer, the Selling Securityholder agrees to notify the transferee(s) at the time of the transfer of its rights and obligations under this Notice and Questionnaire and the Exchange and Registration Rights Agreement.

By signing below, the Selling Securityholder consents to the disclosure of the information contained herein in its answers to Items (1) through (9) above and the inclusion of such information in the Shelf Registration Statement and related Prospectus.  The Selling Securityholder understands that such information will be relied upon by the Issuer in connection with the preparation of the Shelf Registration Statement and related Prospectus.

In accordance with the Selling Security holder’s obligation under Section 3(f) of the Exchange and Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the Selling Securityholder agrees to promptly notify the Issuer of any inaccuracies or changes in the information provided herein which may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains in effect and to provide such additional information that the Issuer may reasonably request regarding such Selling Securityholder and the intended method of distribution of Registrable Securities in order to comply with the Securities Act.  Except as otherwise provided in the Exchange and Registration Rights Agreement, all notices hereunder and pursuant to the Exchange and Registration Rights Agreement shall be made in writing, by hand-delivery, first-class mail, or air courier guaranteeing overnight delivery as follows:

(i) To the Issuer:

RADIO ONE, INC.
5900 Princess Garden Parkway
7th Floor
Lanham, MD 20706
Attention: [                                ]
Facsimile:  [                                ]

(ii) With a copy to:

Kirkland & Ellis LLP
300 North LaSalle
Chicago, Illinois 60654
Attention: [                                ]
Facsimile:  [                                ]

Once this Notice and Questionnaire is executed by the Selling Securityholder and received by the Issuer’s counsel, the terms of this Notice and Questionnaire, and the representations and warranties contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives, and assigns of the Issuer and the Selling Securityholder (with respect to the Registrable Securities beneficially owned by such Selling Securityholder and listed in Item (3) above.  This Notice and Questionnaire shall be governed in all respects by the laws of the State of New York.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:

Selling Securityholder
(Print/type full legal name of beneficial owner of Registrable Securities)

By:
Name:
Title:

PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE FOR RECEIPT ON OR BEFORE [DEADLINE FOR RESPONSE] TO THE ISSUER’S COUNSEL AT:

Kirkland & Ellis LLP
300 North LaSalle
Chicago, Illinois 60654
Attention: [                                ]
Facsimile:  [                                ]

Exhibit B

NOTICE OF TRANSFER PURSUANT TO REGISTRATION STATEMENT

[________________]

RADIO ONE, INC.
c/o [TRUSTEE]
[Address of Trustee]

Attention:  Trust Officer

Re:           RADIO ONE, INC. (the “Issuer”)

12.5%/15.0% Senior Subordinated Notes due 2016

Dear Sirs:

Please be advised that ___                                                                            has transferred $                                                                 aggregate principal amount of the above-referenced Notes pursuant to an effective Registration Statement on Form [ ] (File No. 333- ) filed by the Issuer.

We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933, as amended, have been satisfied and that the above-named beneficial owner of the Notes is named as a “Selling Holder” in the Prospectus dated [date] or in supplements thereto, and that the aggregate principal amount of the Notes transferred are the Notes listed in such Prospectus opposite such owner’s name.

Dated:

Very truly yours,

(Name)

By:
(Authorized Signature)